August 30, 2007

To the Purchasers identified on the
signature pages to the Securities Purchase Agreement
dated as of August 30, 2007

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 2.2(a)(ii) of the Securities Purchase Agreement dated as of August 30, 2007 (the “Purchase Agreement”), by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”) and the purchasers identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers up to $1,000,000 worth of Variable Rate Self-Liquidating Senior Secured Convertible Debentures (the “Debentures”) and Warrants (the “Warrants”) to purchase up to 1,000,000 shares of common stock of the Company. This opinion is being given with respect to the Initial Closing, at which $500,000 of Debentures are being sold to three Purchasers. Capitalized terms used herein that are not defined herein shall have the respective meanings set forth in the Purchase Agreement. The Schedules referred to herein refer to the Disclosure Schedules to the Purchase Agreement, which have been delivered by the Company to the Purchasers as of the date of the Initial Closing.

We have acted as counsel to the Company in connection with the Transaction Documents (defined below) and the transactions contemplated thereby. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents. In addition, subject to the specific limitations and qualifications set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) that there has not been any mutual mistake or misunderstanding, fraud, duress, or undue influence; (f) that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of the Purchase Agreement, the Debentures, Warrants, Registration Rights Agreement, Security Agreement and Escrow Agreement (collectively, the “Transaction Documents”); (g) that the contracts, agreements, or instruments to which the Company is a party or by which its properties are bound other than the Transaction Documents will be enforced as written; (h) that all parties to the Transaction Documents other than the Company and the Escrow Agent (individually, an “Other Party” and collectively, the “Other Parties”) will act in accordance with, and will refrain from taking any action that is forbidden by, the Transaction Documents; (i) that each of the Other Parties and any agent acting for any of them in connection with the transactions contemplated by the Transaction Documents has acted in good faith and without notice of any defense against the enforcement of any rights created by the Transaction Documents; and (j) that the constitutionality or validity of a relevant statute, rule, or regulation is not in issue.

We have relied exclusively upon the representations of the Company contained in the Transaction Documents and in an officers’ certificate (insofar as they relate to matters of fact) and we have not, except as specifically noted, made any independent review or investigation of facts relating to the Company. Without limiting the generality of the foregoing, we have not made any independent review or investigation in connection with this opinion of the existence of any agreement, instrument, lease, contract, indenture, obligation, commitment, document or understanding to which the Company or any of its properties or assets may be bound, the existence of any litigation, action, suit, claim, proceeding or investigation pending or threatened against the Company or any basis therefor, or of the consideration received by the Company in connection with the issuance of the Company’s issued and outstanding capital stock. We have made no docket searches in any jurisdiction to determine the existence of any litigation, action, suit, claim, proceeding or investigation pending against the Company.

In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each of the Other Parties that is not a natural person has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) each of the Other Parties has full power and authority to execute, deliver and perform the Transaction Documents to which it is a party; (iii) the execution, delivery and performance of the Transaction Documents to which the Other Parties are parties by each of the Other Parties that is not a natural person have been duly authorized by all requisite corporate or other action on its part; (iv) the Transaction Documents to which the Other Parties are parties have been duly executed and delivered by each applicable Other Party; and (v) the execution, delivery and performance of the Transaction Documents to which the Other Parties are parties do not and will not violate the by-laws, articles of incorporation or other organizational documents of any of the Other Parties that is not a natural person. We have further assumed, with your permission and without any independent investigation or verification of any kind, that each of the Transaction Documents constitute a valid and legally binding obligation of each party thereto other than the Company.

Based upon the foregoing, and subject to the limitations and exceptions set forth herein, we are of the opinion that:

1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing as a foreign corporation in the State of Florida.

2.Except as set forth on Schedule 3.1(b) to the Purchase Agreement, each of the following subsidiaries of the Company (the “Subsidiaries”) is a corporation or limited liability company in good standing under the laws of its state of organization, as noted: Technipower LLC, a Delaware limited liability company; and DEL-INC Acquisition LLC, a Delaware limited liability company.

3.The Company has the corporate power to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted, to enter into the Transaction Documents, and to perform its obligations under the Transaction Documents, to issue, sell and deliver the Debentures, the Warrants and the Underlying Shares at the Initial Closing and to consummate the transactions contemplated by the Transaction Documents.

4.The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance and sale of the

Debentures, the Warrants and the Underlying Shares) have been duly authorized by all necessary corporate and stockholder action of the Company. The Transaction Documents being delivered at the Initial Closing have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.After giving effect to the transactions contemplated by the Purchase Agreement, and immediately after the Initial Closing, the authorized capital stock of the Company will consist of an aggregate of 100,000,000 shares of Common Stock and an aggregate of 7,450,000 shares of Preferred Stock. To our knowledge, and except as set forth in Schedule 3.1(g), immediately after the Initial Closing, the Company will have issued and outstanding 43,091,506 shares of Common Stock, all of which shares will be validly issued, fully paid and nonassessable. To our knowledge, immediately after the Initial Closing, (i) 2,000,000 shares will be reserved for issuance to employees, officers and directors under the Company’s Amended and Restated 2003 Stock Option Plan (the “2003 Plan”), of which up to 1,292,835 shares may be subject to currently outstanding non-qualified stock option grants; (ii) 1,000,000 shares will be reserved for options granted to employees outside the 2003 Plan; (iii) 2,916,000 shares will be reserved for currently outstanding warrants; (iv) 1,000,000 shares will be reserved for issuance upon exercise of the Warrants, (v) 1,428,572 shares will be reserved for issuance upon conversion of the Debentures; (vi) 12,966,969 shares will be reserved for issuance upon conversion or redemption of other outstanding convertible debentures; and (vii) 155,158 shares will be reserved for issuance as payment of accrued and unpaid interest under outstanding convertible debentures. The Debentures and Warrants that have been issued on the date hereof pursuant to the Purchase Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights. The Underlying Shares have been duly and validly authorized and reserved for issuance, and when issued in accordance with the conversion of the Debentures or the exercise of the Warrants in accordance with their respective terms will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights. To our knowledge, except for rights described in Schedule 3.1(g) of the Purchase Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

6.Assuming the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement, the Debentures and the Warrants may be issued and sold to the Purchasers without registration under the Securities Act. Assuming that the representations and warranties of the Purchasers set forth in the Purchase Agreement are accurate on each of the dates that Warrants are exercised and the Debentures are converted, and that the Warrants are exercised and the Debentures are converted by the Persons to whom they were initially issued by the Company, the Underlying Shares may be issued to the Purchasers without registration under the Securities Act.

7.None of the execution and delivery of the Transaction Documents, the issuance of the Debentures and Warrants that have been issued on the date hereof, and issuance of the Underlying Shares, the consummation of the transactions contemplated thereby or the performance of the terms and provisions thereof will result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in (or require) the creation of any lien upon any property of the Company under its certificate of incorporation or bylaws, or violate any provision of the current Delaware General Corporation Law or any current New York or federal statute, rule or regulation that, in each case, in our experience, is typically applicable to transactions of the nature contemplated by the Transaction Documents, except for any approval, filing or action that may be required by state or federal securities laws, rules or regulations, as to which no opinion is expressed except as set forth in paragraph 6 above.

8.To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company or any of its properties in any court or before any arbitrator of any kind or by any governmental body.

9.To our knowledge, except for such filings as shall have been made and approvals that shall have been obtained on or prior to and shall be effective on and as of the Initial Closing Date, no approval by, from or with and no other action in respect of, any governmental body or any other person (including any trustee or holder of any indebtedness, securities or other obligations of the Company), is required (a) for or in connection with the valid execution and delivery by the Company of or the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions contemplated thereby, including the offer, issuance, sale and delivery by the Company of the Debentures and Warrants and the issuance, sale and delivery of the Underlying Shares, or (b) as a condition to the legality, validity or enforceability as against the Company of the Purchase Agreement except for any approval, filing or action that may be required by state or federal securities laws, rules or regulations, as to which no opinion is expressed except as set forth in paragraph 6 above.

10.The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

Our opinion is further subject to the following limitations, qualifications and assumptions:

(a) Our opinion is qualified by the effect of New York law under which a court may refuse to enforce, or may limit the application of, a contract or a clause thereof that the court finds unconscionable.

(b) We express no opinion as to any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth herein or in any document referred to herein.

(c) The opinion set forth in paragraph 1 above is based solely upon certificates issued by the Secretaries of State of each of Delaware and Florida, as applicable, as set forth on Schedule I hereto. The opinion set forth in paragraph 2 above is based solely upon certificates issued by the Secretaries of State of each of Delaware and Connecticut, as applicable, as set forth on Schedule II hereto.

(d) The opinions set forth in paragraph 5 above are based solely upon our review of the Company’s certificate of incorporation, the Company’s by-laws and minute books and a certificate of officers of the Company.

(e) The opinion set forth in paragraph 4 above is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to the availability of specific performance or equitable relief of any kind, or the effect of any law of any jurisdiction regarding fraudulent conveyance or fraudulent transfer.

(f) We express no opinion as to the enforceability of (i) provisions that purport to establish evidentiary standards, (ii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iii) provisions relating to the availability of specific remedies or relief or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (iv) provisions relating to the discharge of defenses or disclaimers, liability limitations or limitations of the obligations of the Investors or the Company under any of the Transaction Documents, (v) provisions relating to choice of law, or (vi) provisions purporting to waive illegality as a defense to performance of contract obligations.

(g) We express no opinion as to the enforceability of any section of the Transaction Documents to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum.

(h) We express no opinion as to any provision in the Transaction Documents that relates to the subject matter jurisdiction of any United States District Court to adjudicate any controversy relating to such agreements.

(i) We express no opinion with respect to the effect of any provision of the Transaction Documents that (i) is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto, (ii) provides that any Person purchasing any Debentures or Warrants from a Purchaser or other Person may exercise set off or similar rights with respect to such participation or (iii) imposes penalties or forfeitures.

(j) The opinions set forth herein are given as of the date hereof and we shall have no obligation to update this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law, rule or regulation that may hereafter occur.

As used in this letter, the word “knowledge” or the phrase “to our knowledge” means the conscious awareness of facts or other information by only those lawyers of this law firm who have had active involvement in negotiating the transactions contemplated by the Transaction Documents or preparing or reviewing such agreements - namely, Ralph W. Norton and Jennifer Crick.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is rendered solely for your benefit in connection with the subject transaction, and is not to be relied upon by any other person, or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent.

Very truly yours,